Exhibit 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

TRUSTEES: Maurice Meyer III Joe R. Clark John R. Norris III	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS – UNAUDITED

	Three Months Ended
	June 30, 2005	June 30, 2004
Rentals, royalties and other income	$2,770,355	$2,124,095
Land sales	1,294,865	476,152

Total income	$4,065,220	$2,600,247

Provision for income tax	$1,038,379	$ 612,085

Net income	$2,378,203	$1,457,736

Net income per sub-share	$1.09	$.65
Average sub-shares outstanding during period	2,181,725	2,219,625

	Six Months Ended
	June 30, 2005	June 30, 2004
Rentals, royalties and other income	$5,349,616	$4,022,740
Land sales	1,294,865	815,291

Total income	$6,644,481	$4,838,031

Provision for income tax	$1,618,882	$1,082,236

Net income	$3,730,776	$2,635,509

Net income per sub-share	$1.71	$1.18
Average sub-shares outstanding during period	2,184,337	2,226,951